UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

June 8, 2011

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

CME Group Inc. held its 2011 annual meeting of shareholders on June 8, 2011. At the close of business on April 11, 2011, the record date of the annual meeting, the Company had 67,063,481 shares of Class A and Class B common stock issued and outstanding. The holders of a total of 54,859,148 shares of Class A and Class B common stock were present at the annual meeting, either in person or by proxy, which total constituted approximately 82% of the issued and outstanding shares on the record date for the annual meeting.

The results of the proposals are as follows:

1.	The election of eight Equity Directors to serve until 2014 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Votes Withheld
Craig S. Donohue	44,890,656	1,600,468
Timothy S. Bitsberger	44,414,726	2,076,398
Jackie M. Clegg	45,243,437	1,247,687
James A. Donaldson	44,354,139	2,136,985
J. Dennis Hastert	45,206,426	1,284,698
William P. Miller II	45,202,381	1,288,743
Terry L. Savage	44,957,390	1,533,734
Christopher Stewart	43,004,990	3,486,134

There were a total of 8,368,024 broker non-votes in this proposal.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2011 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
51,539,707	3,277,061	42,380

3.	The approval, by advisory vote, of the compensation of the Company’s named executive officers (approved by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
29,877,822	16,531,776	81,526

There were a total of 8,368,024 broker non-votes in this proposal.

4.	The recommendation, by advisory vote, on the frequency of future advisory votes on the compensation of the Company’s named executive officers (recommended by the Class A and Class B shareholders voting together as a single class):

1 Year	2 Years	3 Years	Abstentions
42,528,570	81,848	3,763,837	116,869

The Board of Directors will follow its recommendation to include a non-binding advisory vote on executive compensation at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on the compensation of executives.

5.	The election of Class B Directors:

a.	The election of one Class B-1 Director to serve until 2014 from a slate of two nominees (elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
Bruce F. Johnson	131	29	100
Aryeh C. Shender	70	41	149

b.	The election of one Class B-2 Director to serve until 2014 from a slate of two nominees (elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Patrick B. Lynch	82	63	141
Ronald A. Pankau	126	35	125

6.	The election of Class B Nominating Committees:

a.	The election of five members of the Class B-1 Nominating Committee to serve until 2012 from a slate of ten nominees (elected by the Class B-1 shareholders):

Name	Votes For	Votes Against	Abstentions
William C. Bauman	93	20	147
Thomas A. Bentley	83	40	137
Michael J. Downs	89	32	139
Stephen F. French	54	32	174
John C. Garrity	115	22	123
Bradley S. Glass	67	35	158
W. Winfred Moore II	74	25	161
Brian J. Muno	86	32	142
William J. Rinn III	67	32	161
Robert D. Wharton	65	25	170

b.	The election of five members of the Class B-2 Nominating Committee to serve until 2012 from a slate of ten nominees (elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Richard J. Duran	99	25	169
Donald M. Karel	74	32	187
Donald J. Lanphere Jr.	129	19	145
Michael E. Lattner	93	36	164
Patrick J. Mulchrone	156	15	122
Robert S. Parks	25	47	221
Steven D. Peake	57	33	203
Gregory J. Veselica	108	28	157
Barry D. Ward	85	25	183
Jeffrey S. Waters	64	41	188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: June 13, 2011	By:	/s/ Kathleen M. Cronin
Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary